Exhibit 10.72

SECURED PROMISSORY NOTE

$500,000.00	March 16, 2015

FOR VALUE RECEIVED, Mecklermedia Corporation, a Delaware corporation, Mecklermedia.com Subsidiary Corporation, a Delaware corporation, and Inside Network, Inc., a California corporation (each a “Maker” and, collectively, “Makers”), jointly and severally promise to pay to the order of Drew Lane Holdings, LLC, a Delaware limited liability company (“Payee”), at the address set forth in paragraph 7 below, the lesser of (i) the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Maximum Amount”), or (ii) the unpaid principal amount of all advances made by Payee to Makers under this Note (“Advances”), as such Advances are set forth on Exhibit A hereto and updated from time to time, up to the Maximum Amount, together with interest on the outstanding principal amount of all such Advances at an annual rate of 8.00%, or such lesser rate as shall be the maximum rate allowable under applicable law.

Makers shall repay this Note as follows: (i) interest only shall be due and payable on the last day of each month beginning April 30, 2015, and continuing on the last day of each month thereafter; and (ii) one final installment of all unpaid principal and all accrued but unpaid interest shall be due and payable on March 31, 2018.

This Note is subject to the following additional provisions:

1.               Purpose of Note. This Note is issued to evidence the Makers’ obligation to Payee for amounts loaned to Makers.

2.               Security. The payment of this Note is secured by a lien on the “Collateral”, as defined in that certain Security Agreement of even date herewith by Makers in favor of Payee (the “Security Agreement”). The terms and conditions of the Security Agreement are hereby incorporated herein by reference.

3.               Prepayment.  Makers shall have the absolute right to prepay this Note in whole or in part at any time and from time to time, without prepayment penalty or premium. Any prepayment of this Note will be credited first against accrued interest, then principal.

4.               Events of Default.  This Note immediately shall become due and payable, at the option of Payee and without notice or demand, upon the occurrence of any of the following events (each, an “Event of Default”):

(a)             Failure to pay any amount payable under this Note within ten (10) days after the date when due;

(b) Failure to observe or perform any of the provisions of this Note, provided that such failure has not been cured within thirty (30) days after receipt by Makers of written notice thereof from Payee;

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(c) Default by Makers in the performance of any of their obligations under the Security Agreement, provided that such default has not been cured within thirty (30) days after receipt by Makers of written notice thereof from Payee;

(d) Commencement by or against Makers of any proceeding, suit, or action for reorganization, dissolution, or liquidation which, if involuntarily filed against Makers, is not set aside within sixty (60) days from the filing thereof;

(e) Filing by or against Makers of a petition under the United States Bankruptcy Code or any other insolvency act which, if involuntarily filed against Makers, is not set aside within sixty (60) days from the filing thereof; or

(f) Application for, or appointment of, a receiver of Makers or their property, assignment by Makers for the benefit of their creditors, or issuance of a warrant of attachment against the property of Makers.

Upon the occurrence and continuation of an Event of Default, Payee may at any time declare the entire unpaid principal balance hereof and all accrued interest thereon immediately to be due and payable, and take such other action as may be provided in the Security Agreement. Payee may, at Payee’s option, proceed to collect all sums due hereunder from Makers, without first resorting to any collateral securing this Note.

5.               Waivers.  Makers, for Makers and Makers’ successors and assigns, expressly waive presentment, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purposes of accelerating maturity, and diligence in collection, and consents that Payee, without notice, may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the indebtedness evidenced hereby and such consent shall not alter or diminish the liability of Makers under this Note.

6.               Notices. All notices which are required or may be given under this Note shall be in writing and shall be deemed to have been received when delivered personally or three (3) days after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

(a) If to Makers:

Mecklermedia Corporation

50 Washington Street

9th Floor, Suite 912

Norwalk, CT 06854

(b) If to Payee:

Drew Lane Holdings, LLC

4 New York Plaza, FL 7

New York, NY 10004

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Either party may designate a new address for purposes of notice hereunder by giving written notice thereof to the other party in accordance with this paragraph.

7.               Collection Expenses. In the event that this Note shall at any time after maturity or after the occurrence of an Event of Default be placed with an attorney for collection, Makers agree to pay, in addition to the entire unpaid principal balance of this Note and all accrued interest thereon, all costs of collection, including reasonable attorneys’ fees.

8.               Miscellaneous. This Note may not be changed, altered, modified or terminated orally, but only by an agreement or discharge in writing and signed by Makers and by Payee. This Note shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Delaware. The terms of this Note shall be binding upon the successors and assigns of Makers and shall inure to the benefit of the successors and assigns of Payee.

[Signatures Follow on Next Page]

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IN WITNESS WHEREOF, Makers have duly executed this Note under seal on the date first above written.

MECKLERMEDIA CORPORATION

By: /s/ Alan M. Meckler

Name: Alan M. Meckler

Title: CEO

MECKLERMEDIA.COM SUBSIDIARY CORPORATION

By: /s/ Alan M. Meckler

Name: Alan M. Meckler

Title: CEO

INSIDE NETWORK, INC.

By: /s/ Alan M. Meckler

Name: Alan M. Meckler

Title: CEO

[Signature Page to Secured Promissory Note]

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